As filed with the Securities and Exchange Commission on December 7, 2009
 Registration No. 333-107683

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)
___________________
Delaware (State or other jurisdiction of incorporation or organization	95-4390071 (I.R.S. Employer Identification No.)
One Sport Chalet Drive
La Cañada, California  91011
 (Address of principal executive offices) (Zip Code)

SPORT CHALET, INC. EMPLOYEE RETIREMENT SAVINGS PLAN
 (Full title of the plan)
___________________

Howard K. Kaminsky
Chief Financial Officer
Sport Chalet, Inc.
One Sport Chalet Drive
La Cañada, California  91011
(818) 949-5300
(Name, address, and telephone number of agent for service)

Copy to:

John H. Mullan, Esq.
Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street, 48th Floor
Los Angeles, California  90071
(213) 620-1780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

On August 5, 2003, Sport Chalet, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-107683), pertaining to the offer and sale pursuant to the Sport Chalet, Inc. Employee Retirement Savings Plan (the "Plan") of an aggregate of 50,000 shares of the Common Stock, $0.01 par value, of the Company and an indeterminate amount of interests in the Plan.

On December 7, 2009, the Company amended the Plan to terminate the right of participants to direct that new or existing contributions to the Plan be used to purchase securities of the Company.  Accordingly, the Company hereby removes from registration by means of this post-effective amendment, all securities that remain unsold as of the effective date of this post-effective amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Cañada, State of California, on December 7, 2009.

SPORT CHALET, INC.

By       /s/ Howard K. Kaminsky
Howard K. Kaminsky,
Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act, the Trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Cañada, the State of California, on December 7, 2009.

SPORT CHALET, INC. EMPLOYEE
RETIREMENT SAVINGS PLAN

By           /s/ Howard K. Kaminsky
Howard K. Kaminsky,
Trustee

Note:  No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 of the Securities Act of 1933, as amended.

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